EXHIBIT 3.1
-----------


                                                            --------------------
                            ARTICLES OF INCORPORATION       |FILED #C20949-2001|
                            -------------------------       |   NOV 08 2001    |
                                       OF                   | IN THE OFFICE OF |
                                       --                   |                  |
                            Coleman Energy U.S., Inc.       |   DEAN HELLER    |
                            -------------------------       |SECRETARY OF STATE|
                                                            --------------------


                                 ARTICLE I: NAME
                                 ---------------

The name of the Corporation is:
             Coleman Energy U.S., Inc.


                           ARTICLE II: RESIDENT AGENT
                           --------------------------

The Resident Agent of the Corporation is:
             Nevada Corporation Services Ltd

The address of the Resident Agent where process may be served is:
             237 Tramway Dr., Suite B, Lake Tahoe (Stateline), Nevada 89449


                         ARTICLE III: AUTHORIZED SHARES
                         ------------------------------

The Corporation is authorized to issue the following shares:

Two  Hundred  Million  (200,000,000)  shares of  common  stock at a par value of
$0.0001

Two  Hundred  Million  (200,000,000)  shares of  common  stock at a par value of
$0.0001


                           ARTICLE IV: GOVERNING BOARD
                           ---------------------------

A Board of Directors shall govern the Corporation. The First Board of Directors shall consist of one (1) member whose name and address is listed as follows:

              D. Batrick, P.O. Box 6957, Lake Tahoe, NV 89449-6957


                               ARTICLE V: PURPOSE
                               ------------------

The Purpose of the Corporation shall be general business and any legal activity.


                            ARTICLE VI: INCORPORATOR
                            ------------------------

The Name and address of the Incorporator is listed as follows:

             Nevada Corporation Services Ltd
             237 Tramway Dr., Suite B, Box 6957, Lake Tahoe, Nevada  89449-6957

       I, the undersigned, being the incorporator herein before named for the purpose of forming a corporation pursuant to NRS 78, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true.

Nevada Corporation Services Ltd


By:      /s/ David Batrick                                     Date: 11/07/2001
    ----------------------------------------
         Authorized Officer